UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023 (January 3, 2023)

Alvarium Tiedemann Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 21st Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 396-5904

(Registrant’s telephone number, including area code)

Cartesian Growth Corporation

505 Fifth Avenue, 15th Floor

New York, New York 10017

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ALTI	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ALTIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Domestication and Business Combination

On January 3, 2023 (the “Closing Date”), Cartesian Growth Corporation, a Cayman Islands exempted company (“Cartesian” or the “Company”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of October 25, 2022 (as amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Cartesian, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies” and each a “Target Company”), and Alvarium Tiedemann Capital, LLC, a Delaware limited liability company (“Umbrella”). In connection with the Business Combination, Cartesian was renamed “Alvarium Tiedemann Holdings, Inc.” (the “Company”). As used herein, the “Company” refers to Cartesian Growth Corporation as a Delaware corporation by way of continuation following the Domestication and the Business Combination, which in connection with the Domestication and simultaneously with the Business Combination, changed its corporate name to “Alvarium Tiedemann Holdings, Inc.”

Prior to the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement:

•

On December 30, 2022 (the business day before the Closing Date), Cartesian effected a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Cartesian’s jurisdiction of registration was changed from the Cayman Islands to the State of Delaware (the “Domestication”). As a result of and upon the effective time of the Domestication, among other things, each Class A ordinary share, par value $0.0001 per share, of Cartesian outstanding was converted into the right to receive one share of Class A common stock, par value $0.0001 per share, of Cartesian (the “Class A Common Stock”), and Cartesian was renamed “Alvarium Tiedemann Holdings, Inc.”

•

On January 3, 2023, TWMH and the TIG Entities effected a reorganization (the “TWMH/TIG Entities Reorganization”) such that TWMH and the TIG Entities became wholly owned direct or indirect subsidiaries of Umbrella and Umbrella became owned solely by the members of TWMH (the “TWMH Members”), the members of TIG GP (the “TIG GP Members”) and the members of TIG MGMT (the “TIG MGMT Members”);

•

On January 3, 2023, Alvarium effected a reorganization such that Alvarium became the wholly owned indirect subsidiary of an Isle of Man entity (“Alvarium Topco”), and Alvarium Topco became owned solely by the shareholders of Alvarium (the “Alvarium Reorganization”); and

On the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement:

•

TIG MGMT, TIG GP and Umbrella entered into a distribution agreement, pursuant to which (a) TIG MGMT distributed to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it held through its strategic investments in External Strategic Managers, and (b) TIG GP distributed to Umbrella all of the issued and outstanding shares or interests that it held through its strategic investment in an External Strategic Manager;

•

Each shareholder of Alvarium Topco exchanged his, her or its (a) ordinary shares of Alvarium Topco and (b) class A shares of Alvarium Topco for Class A Common Stock (the “Alvarium Exchange”). Upon the consummation of the Alvarium Exchange, Alvarium Topco became a direct wholly-owned subsidiary of Cartesian;

•

Cartesian contributed shares of Class B Common Stock and cash to a newly formed wholly owned Delaware corporation (“Cartesian Holdco”) and Cartesian HoldCo subsequently contributed all shares of Class B Common Stock and cash to Umbrella Merger Sub;

•

Immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub merged with and into Umbrella, with Umbrella surviving such merger as an indirect subsidiary of Cartesian (the “Umbrella Merger”);

•

Immediately following the Alvarium Exchange and the Umbrella Merger, Cartesian and Umbrella entered into the Alvarium Contribution Agreement, pursuant to which (a) Cartesian contributed all of the issued and outstanding shares of Alvarium Topco that it held to Umbrella, (b) upon the consummation of the Alvarium Contribution, Alvarium Topco became a wholly-owned subsidiary of Umbrella; and

•

In accordance with the Sponsor Support Agreement, Cartesian simultaneously (i) canceled a number of SPAC Class A Ordinary Shares held by Sponsor equal to the number of Sponsor Redemption Shares and (ii) issued the Non-Redeeming Bonus Shares to holders of Non-Redeemed Cartesian Class A Common Shares on a pro-rata basis based on the number of Non-Redeemed SPAC Class A Common Shares held by such holders. The effective issuance rate of Non-Redeeming Bonus Shares was 0.121617 Non-Redeeming Bonus Share per Non-Redeemed SPAC Class A Common Share. Any fractional shares were rounded down to the nearest whole share.

On January 3, 2023, following the Closing, Alvarium Holdings LLC (which was renamed Alvarium Tiedemann Holdings, LLC) became the wholly owned direct subsidiary of Umbrella.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

PIPE Investment

As previously announced, on September 19, 2021, concurrently with the execution of the Business Combination Agreement, Cartesian entered into subscription agreements, as amended on October 25, 2022 (each, as amended, supplemented, or otherwise modified from time to time, a “Subscription Agreement”) with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 16,936,715 shares of Class A Common Stock (the “PIPE Shares”) at a purchase price of $9.80 per share, for an aggregate purchase price equal to $164,999,807 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. Upon the Closing of the PIPE Investment, Cartesian simultaneously (i) canceled a number of SPAC Class A Ordinary Shares held by Sponsor equal to the number of Sponsor Redemption Shares and (ii) issued to the PIPE Investors an amount of shares equal to the number of PIPE Shares, divided by the sum of the number of the Non-Redeemed SPAC Class A Common Shares and the number of PIPE Shares, on a pro-rata basis based on the number of PIPE Shares held by such PIPE Investors (the “PIPE Bonus Shares”).

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the full text of the form of the Subscription Agreement, which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the final prospectus and definitive proxy statement, dated October 17, 2022 (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) and such definitions are incorporated herein by reference.

Alvarium Home REIT Advisors Limited (“AHRA”) Carveout

As previously announced, on December 30, 2022, Alvarium RE Limited (“ARE”), an indirect wholly-owned subsidiary of Alvarium, sold Alvarium Home REIT Advisors Limited (“AHRA”), investment adviser to Home REIT plc, to a newly formed entity owned by the management of AHRA (“AHRA Holdco”), for aggregate consideration equal to approximately £24 million (the “Purchase Price”) in the form of a promissory note. AHRA contributed $3.9 million to combined EBITDA in the nine months ended September 30, 2022 and $1.0 billion (£890 million) in AUA at September 30, 2022. According to the terms of the purchase agreement, AHRA Holdo shall use all its available cash to repay principal on the promissory note. ARE has certain rights to reacquire AHRA from AHRA Holdco, as more fully described in the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2022, which is incorporated by reference herein.

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights and Lock-Up Agreement

On the Closing Date, the Company, certain shareholders of the Company (including CGC Sponsor LLC (the “Sponsor”)), the shareholders of Alvarium (the “Alvarium Shareholders”), the TWMH Members, the TIG GP Members and the TIG MGMT Members (such shareholders and members, the “Holders”) entered into the Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain of the Company’s securities held by the Holders (including any outstanding shares of Class A Common Stock, Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and any other equity security (including the Private Placement Warrants (as defined below) and any other warrants to purchase Common Stock and Common Stock issued or issuable upon the exercise or conversion of any other such equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any PIPE Shares) and any Common Stock or any other equity security issued or issuable, including in exchange for Umbrella Class B common units pursuant to the terms and subject to the conditions of the Umbrella LLC Agreement). The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Subject to certain customary exceptions, the Registration Rights and Lock-Up Agreement further provides for the Common Stock and any other equity securities convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Shares”) held by the Holders to be locked-up for a period of time, as follows:

(a)

In relation to the private placement warrants purchased in the private placement that occurred concurrently with the closing of the Company’s initial public offering (the “Private Placement Warrants”) (other than those held by specified individuals (“Director Holders”)):

i.	One-third of the Private Placement Warrants will be locked-up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date;

ii.	One-third of the Private Placement Warrants will be locked-up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date; and

iii.	One-third of the Private Placement Warrants will not be locked-up;

(b)

The (x) Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B ordinary shares”) held by the Director Holders and the Common Stock received in exchange for such Class B ordinary shares (the “Director Shares”) and (y) 50% of the shares of Common Stock, or Umbrella Class B common units that are exchangeable into Common Stock pursuant to the Umbrella LLC Agreement, held by the Inactive Target Holders (as designated therein) (the “Inactive Target Holder Shares” and, together with the Director Shares, the “Director/Inactive Target Holder Shares”) will be locked-up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

(c)

The Option Shares (as defined in the Option Agreements) (the “Sponsor-Sourced Option Shares”) will be locked-up for the period beginning on the Closing Date and ending on the earlier to occur of (x) one year after the date of the Closing Date or (y) such time, at least 150 days after the Closing Date, that the closing price of Cartesian Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period;

(d)	In relation to the Lock-Up Shares (other than the Private Placement Warrants, the Director/Inactive Target Holder Shares and the Sponsor-Sourced Option Shares):

i.	an amount equal to forty percent (40%) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is one year after the Closing Date;

ii.	an amount equal to thirty percent (30%) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date; and

iii.	an amount equal to thirty percent (30%) of such Lock-Up Shares will be locked-up during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Registration Rights and Lock-Up Agreement, which is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

Investor Rights Agreements

On the Closing Date, the Company entered into an investor rights agreement with a shareholder of Alvarium pursuant to which, among other things, the shareholder has the right to designate one nominee (the “Shareholder

Designee”) to the board of directors of the Company (the “Board”), and any committee of the Board will include the Shareholder Designee as a member or, if the Shareholder Designee does not meet applicable independence requirements to serve on any audit, compensation or nominating committee of the Company, the Shareholder Designee has the right to participate in such committee meetings as an observer (the “Shareholder IRA”). In addition, at the Closing, the Company entered into separate investor rights agreements with certain Voting Parties (as defined therein and which includes Sponsor) pursuant to which, among other things, the Voting Party agreed to vote in favor of the election or re-election of the Shareholder Designee as director of the Company (each, a “Voting IRA” and, collectively with the Shareholder IRA, the “Investor Rights Agreements”).

The foregoing description of the Investor Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Shareholder IRA and the form of the Voting IRA, which are attached as Exhibit 10.8 and 10.9 hereto, respectively, and are incorporated herein by reference.

Tax Receivable Agreement

On the Closing Date, the Company entered into the Tax Receivable Agreement with the TWMH Members, the TIG GP Members, the TIG MGMT Members and Umbrella (the “Tax Receivable Agreement”). The Tax Receivable Agreement generally provides for certain payments and makes certain arrangements with respect to certain tax benefits to be derived by the Company and its subsidiaries as the result of the Business Combination and future exchanges by such TWMH Members, TIG GP Members and TIG MGMT Members of their Paired Interests for Class A Common Stock in accordance with the Umbrella LLC Agreement and the making of payments under the Tax Receivable Agreement.

Pursuant to the terms of the Tax Receivable Agreement, the Company generally will pay an amount equal to 85% of the net tax benefit that it receives from such exchanges to the TWMH Members, the TIG GP Members and the TIG MGMT Members. The costs and expenses of administering the Tax Receivable Agreement will be borne 15% by the Company and 85% by the TWMH Members, the TIG GP Members and the TIG MGMT Members, or in certain instances, all or a portion of such 85% amount may be borne by Umbrella.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Tax Receivable Agreement, which is attached as Exhibit 10.10 hereto and is incorporated herein by reference.

Credit Agreement

On the Closing Date, Alvarium Tiedemann Holdings, LLC, as borrower (in such capacity, the “Borrower”) and certain direct and indirect subsidiaries of the Company, as guarantors, entered into a credit agreement with BMO Harris Bank N.A., as administrative agent, BMO Capital Markets, as sustainability coordinator and an L/C issuer, and the lenders from time to time party thereto (the “Credit Agreement”).

The proceeds of the Credit Agreement will be used (a) to repay in full all obligations under that certain credit agreement, dated as of March 23, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time) between TIG Advisors, LLC, TIG Trinity Management, LLC, TIG GP, TFI Partners, LLC and TIG SL Capital, LLC as joint and several borrowers, and Texas Capital Bank National Association, as lender, consisting of approximately $43,598,404.46 in aggregate outstanding principal plus accrued and unpaid interest thereon; (b) to repay in full all obligations outstanding under that certain Amended and Restated Loan Agreement dated November 8, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time), between Tiedemann Wealth Management Holdings LLC, as borrower and PNC Bank National Association, as lender, consisting of approximately $19,903,790.59 in aggregate outstanding principal plus accrued and unpaid interest thereon; (c) to repay in full all obligations outstanding under that certain Facility Agreement originally dated August 3, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time) between, among others, Alvarium Investments Limited as parent, original borrower and original guarantor, Alvarium RE Limited as original guarantor and The Royal Bank of Scotland International Limited as arranger, lender, agent and security agent, consisting of £10,396,270.10 in outstanding principal plus accrued and unpaid interest thereon, (d) to repay in full all obligations outstanding under that certain Facility Agreement, originally dated May 11, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time), between Amalfi B Limited, as borrower, and ilWaddi Cayman Holdings, as lender, as novated to Alvarium Investment Limited, as borrower, on July 11, 2022, consisting of £20,131,088.28 in outstanding principal plus accrued and unpaid interest thereon;

(e) to repay in full all obligations outstanding under that certain Facility Agreement, originally dated May 11, 2022 (as amended, restated, replaced, supplemented or otherwise modified from time to time), between Amalfi B Limited, as borrower, and Topping One Limited, as lender, as novated to Alvarium Investment Limited, as borrower, on July 11, 2022, consisting of £20,131,088.28 in outstanding principal plus accrued and unpaid interest thereon; (f) to pay transaction costs and expenses; and (g) for general working capital and other general corporate purposes (including certain permitted acquisitions).

The Credit Agreement provides for a $100 million senior secured term loan facility and a $150 million senior secured revolving credit facility. The term loan facility matures on January 3, 2028 and the revolving credit facility matures on January 3, 2028 or such earlier date as the revolving credit commitments may be terminated pursuant to and in accordance with the terms of the Credit Agreement. The interest rate applicable to the loans under the Credit Agreement is based on grid pricing determined by the total leverage ratio of the Company. In addition, the Borrower will pay a facility fee based on the total leverage ratio times the aggregate unused revolving credit commitments of all of the lenders. The Credit Agreement is secured by a first priority perfected security interest in 100% of the equity interests in the Borrower and substantially all of the tangible and intangible assets of the Borrower and each guarantor (subject to certain exclusions) or any of their respective subsidiaries, including the pledge of the equity interests of certain of their respective subsidiaries and minority stakes investments.

The Credit Agreement contains certain customary representations, warranties and covenants, including financial covenants that require the Company to maintain a total leverage ratio, a total modified leverage ratio and an interest coverage ratio in accordance with the limits set forth therein.

The Credit Agreement is subject to customary events of default. If any event of default occurs and is continuing, the lenders may instruct the administrative agent to accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable) and exercise other rights and remedies.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.11 hereto and is incorporated herein by reference.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates.

These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note—Domestication and Business Combination” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 hereof, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to Alvarium Tiedemann Holdings, Inc. after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”), or some of the information incorporated herein by reference, includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “project,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.

Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements herein:

•	the Company’s ability to realize the benefits expected from the Business Combination;

•	the projected financial information, growth rate, and market opportunity of the Company;

•	the ability to maintain the listing of the Class A Common Stock on the Nasdaq Stock Market, and the potential liquidity and trading of such securities;

•	the Company’s ability to grow and manage growth profitably;

•	the Company’s ability to raise financing in the future, if and when needed;

•	the Company’s success in retaining or recruiting, or adapting to changes in, its officers, key employees, or directors following the Business Combination;

•	the Company’s ability to attract and retain our senior management and other highly qualified personnel;

•	the Company’s ability to achieve or maintain profitability;

•	the period over which the Company anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements;

•	the Company’s ability to successfully protect against security breaches, ransomware attacks, and other disruptions to its information technology structure;

•	the impact of increased scrutiny from the Company’s clients with respect to the societal and environmental impact of investments it makes;

•	the impact of applicable laws and regulations, whether in the United States or foreign countries, and any changes thereof, on the Company;

•	the Company’s ability to successfully compete against other companies;

•	the Company’s estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•

the effect of economic downturns and political and market conditions beyond the Company’s control, including a reduction in consumer discretionary spending that could adversely affect the Company’s business, financial condition, results of operations and prospects;

•	the impact of the Company’s dependence on leverage by certain funds, underlying investment funds and portfolio companies and related volatility;

•	the impact of any defaults by third-party investors;

•

the effects of any failure to comply with investment guidelines of the Company’s clients, failure or circumvention of the Company’s controls and procedures, or any insufficiencies in the due diligence process that the Company undertakes in connection with investments;

•	the impact of any termination or non-renewal of the Company’s investment advisory contracts;

•	the effect of COVID-19 on the foregoing; and

•	other factors detailed in the Proxy Statement/Prospectus under the section entitled “Risk Factors,” which is incorporated herein by reference.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents filed by the Company from time to time with the SEC. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Business of Alvarium Tiedemann,” beginning on page 288, which is incorporated by reference.

The business of TWMH prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Historical Business of TWMH,” beginning on page 316, which is incorporated herein by reference.

The business of the TIG Entities prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Historical Business of the TIG Entities,” beginning on page 322, which is incorporated herein by reference.

The business of Alvarium prior to the Business Combination is described in the Proxy Statement/Prospectus in the section titled “Historical Business of Alvarium,” beginning on page 329, which is incorporated herein by reference.

The foregoing descriptions of the business of the Company and Alvarium are hereby updated and supplemented by the information set forth in the “Introductory Note—Alvarium Home REIT Advisors Limited (“AHRA”) Carveout” above, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 73, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cartesian

Management’s discussion and analysis of the financial condition and results of operations of Cartesian for the years ended December 31, 2021 and 2020 and the period December 18, 2020 (inception) through December 31, 2020, is included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cartesian” beginning on page 340, which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of Cartesian as of and for the nine months ended September 30, 2022 and 2021 is included in Cartesian’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which was filed on November 4, 2022 and is incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of TWMH

Management’s discussion and analysis of the financial condition and results of operations of TWMH for the years ended December 31, 2021, 2020 and 2019 and as of and for the nine months ended September 30, 2022 and 2021 is set forth in Exhibit 99.1 hereto and is incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of the TIG Entities

Management’s discussion and analysis of the financial condition and results of operations of the TIG Entities for the years ended December 31, 2021, 2020 and 2019 and as of and for the nine months ended September 30, 2022 and 2021 is set forth in Exhibit 99.2 hereto and is incorporated by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alvarium

Management’s discussion and analysis of the financial condition and results of operations of Alvarium for the years ended December 31, 2021, 2020 and 2019 and as of and for the nine months ended September 30, 2022 and 2021 is set forth in Exhibit 99.3 hereto and is incorporated by reference.

Quantitative and Qualitative Disclosures about Market Risk

As a “smaller reporting company,” the Company is not required to provide this information.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections entitled “Historical Business of TWMH—Properties,” “Historical Business of the TIG Entities—Properties,” “Historical Business of Alvarium—Properties,” on pages 321, 328 and 388, respectively, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of Common Stock as of the Closing Date by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Common Stock;

•	each of the Company’s current named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Percentage ownership of our voting securities is based on 112,521,029 shares of Common Stock issued and outstanding on the Closing Date, consisting of 57,488,068 shares of Class A Common Stock and 55,032,961 shares of Class B Common Stock, immediately following the consummation of the Business Combination and the PIPE Investment, and does not include 20,399,877 shares of Common Stock issuable upon the exercise of the Warrants that remain outstanding following the Business Combination. The number of shares issued differs from the pro forma capitalization table due to the inclusion of approximately 755,000 Sponsor earn-out shares subject to forfeiture that are excluded from such proforma capitalization table, and conversion of certain Class B shares into Class A shares as elected by a number of shareholders at Closing.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Owner(1)	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned (2)		% of Ownership
	Shares	Percent	Shares	Percent
Five Percent Holders
CGC Sponsor LLC (3)	10,584,147	17.2%	—	—	9.1%
IlWaddi Cayman Holdings (4)	18,359,002	31.3%	—	—	16.2%
Global Goldfield Limited (5)	11,164,474	19.1%	—	—	9.8%
Drew Figdor (6)	1,032,108	1.8%	8,617,856	15.7%	8.5%
Directors and Named Executive Officers
Michael Tiedemann (7)	1,078,094	1.8%	9,930,041	18.0%	9.7%
Christine Zhao	100	*	—	—	*
Kevin Moran (8)	85,691	*	845,759	1.5%	0.8%
Alison Trauttmansdorff	100	*	—	—	*
Laurie Birrittella (Jelenek) (9)	135,983	*	1,135,425	2.1%	1.1%
Jed Emerson	100	*	—	—	*
Craig Smith (10)	217,548	*	2,147,165	3.9%	2.1%
Spiros Maliagros (11)	456,457	*	3,811,306	6.9%	3.8%
Peter Yu (3)	10,584,147	17.2%	—	—	9.1%
Nancy Curtin	—	—	—	—	—
Ali Bouzarif (12)	737,558	1.3%	—	—	*
Kevin T. Kabat	—	—	—	—	—
Timothy Keaney	—	—	—	—	—
Tracey Brophy Warson	—	—	—	—	—
Hazel McNeilage	—	—	—	—	—
Judy Lee	—	—	—	—	—
All directors and executive officers as a group (16 individuals)	13,295,778	20.9%	17,869,696	32.5%	26.3%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals is 520 Madison Avenue, 21st Floor, New York, NY 10022.
(2)

Each Class B Unit (a “Class B Unit”) of Umbrella is paired with a share of Class B Common Stock (collectively, the “Paired Interests”). Pursuant to the Second Amended and Restated Limited Liability Agreement of Umbrella, dated as of January 3, 2023 (as amended from time to time, the “LLC Agreement”), a Paired Interest is exchangeable at any time for a share of Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. As the holder exchanges the Paired Interests pursuant to the LLC Agreement, the shares of Class B Common Stock included in the Paired Interests will automatically be canceled and the Class B Common Units included in the Paired Interests shall be automatically transferred to the Issuer and converted into and become an equal number of Class A Common Units in Umbrella.

(3)

Consists of (i) 6,434,292 shares of Class A Common Stock held by the Sponsor, (ii) 109,192 shares of Class A Common Stock held by Pangaea Three-B, LP (“Pangaea”) and (iii) 4,040,663 shares of Class A Common Stock underlying Warrants exercisable within 60 days held by Pangaea. Pangaea is the sole member of the Sponsor, and both the Sponsor and Pangaea are controlled by Peter Yu. Consequently, each of Pangaea and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and thus to share beneficial ownership of such securities, and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and Pangaea and thus to share beneficial ownership of such securities. Mr. Yu disclaims beneficial ownership of the securities held by the Sponsor and Pangaea, except to the extent of his pecuniary interest therein. The business address of the Sponsor is 505 Fifth Avenue, 15th Floor, New York, NY 10017.

(4)

Consists of (i) 16,622,030 shares of Class A Common Stock and (ii) 1,104,315 shares of Class A Common Stock underlying Warrants exercisable within 60 days held directly by ilWaddi Cayman Holdings (“ilWaddi”). H.E. Sheikh Jassim Abdulaziz J.H. Al-Thani is the sole owner of ilWaddi. Accordingly, Mr. Al-Thani may be deemed to have beneficial ownership of the shares held directly by ilWaddi.

(5)

Consists of (i) 10,180,060 shares of Class A Common Stock and (ii) 984,414 shares of Class A Common Stock underlying Warrants exercisable within 60 days held directly by Global Goldfield Limited (“GGL”). The sole owner of GGL is Jaywell Limited (“Jaywell”). The sole owner of Jaywell is Avanda Investments Limited (“Avanda”). The sole owner of Avanda is Peterson Alpha (PTC) Limited (“Peterson”). The sole owner of Peterson is Sai Hong Yeung. Accordingly, each of Jaywell, Avanda, Peterson and Mr. Yeung may be deemed to have beneficial ownership of the shares held directly by GGL.

(6)	Consists of (i) 1,032,108 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 8,617,856 shares of Class B Common Stock.
(7)

Consists of (i) 585,198 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 5,065,198 shares of Class B Common Stock held by Mr. Tiedemann, (ii) 253,307 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 2,500,103 shares of Class B Common Stock held by the Michael Glenn Tiedemann 2012 Delaware Trust (“MGT 2012 DE Trust”) over which shares Mr. Tiedemann has investment discretion, (iii) 67,917 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 670,334 shares of Class B Common Stock held by the CHT Family Trust Article 3rd fbo Michael G. Tiedemann (“CHT Fam Tst Ar 3rd fbo MGT”) over which shares Mr. Tiedemann has investment discretion and (iv) 171,672 shares of Class A Common Stock underlying Warrants exercisable within 60 days and 1,694,408 shares of Class B Common Stock held by Chauncey Close, LLC, over which shares Mr. Tiedemann may be deemed to have beneficial ownership by virtue of being the managing member of Chauncey Close, LLC. Mr. Tiedemann disclaims beneficial ownership of the shares of Class B Common Stock held by the MGT 2012 DE Trust, the CHT Fam Tst Ar 3rd fbo MGT and Chauncey Close, LLC, except to the extent of any pecuniary interest he may have therein.

(8)	Consists of (i) 85,691 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 845,759 shares of Class B Common Stock.
(9)

Consists of (i) 135,983 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 1,135,425 shares of Class B Common Stock. Does not include 203,329 shares of Class B Common Stock held by Chauncey Close, LLC, in which Ms. Birrittella (Jelenek) has a pecuniary interest. Ms. Birrittella (Jelenek) disclaims beneficial ownership of the shares of Class B Common Stock held by Chauncey Close, LLC, except to the extent of any pecuniary interest she may have therein.

(10)	Consists of (i) 217,548 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 2,147,165 shares of Class B Common Stock.
(11)

Consists of (i) 456,457 shares of Class A Common Stock underlying Warrants exercisable within 60 days and (ii) 3,811,306 shares of Class B Common Stock. Does not include 440,547 shares of Class B Common Stock held by Chauncey Close, LLC, in which Mr. Maliagros has a pecuniary interest. Mr. Maliagros disclaims beneficial ownership of the shares of Class B Common Stock held by Chauncey Close, LLC, except to the extent of any pecuniary interest he may have therein.

(12)	Consists of (i) 672,525 shares of Class A Common Stock and (ii) 65,033 shares of Class A Common Stock underlying Warrants exercisable within 60 days.

Directors and Executive Officers

The directors and executive officers of the Company after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Management of the Company Following the Business Combination—Board of Directors” and “Management of the Company Following the Business Combination—Executive Officers” beginning on pages 414 and 417, respectively, which are incorporated herein by reference.

None of the Company’s executive officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more officers serving on the Board.

Executive Compensation

Cartesian Executive and Director Compensation

The following disclosure concerns the compensation of Cartesian’s executive officers and directors for the fiscal year ended December 31, 2022 (i.e., pre-Business Combination).

None of Cartesian’s executive officers or directors have received any cash compensation for services rendered to Cartesian. Since the consummation of Cartesian’s initial public offering until the consummation of the Business Combination, Cartesian was required to reimburse the Sponsor for office space and secretarial and administrative services provided to Cartesian, in an amount not to exceed $10,000 per month. In addition, Cartesian’s Sponsor, executive officers and directors and their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities conducted on Cartesian’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Cartesian’s audit committee reviewed all payments that Cartesian made to the Sponsor, executive officers and directors and their respective affiliates on a quarterly basis. Any such payments prior to the Business Combination were made using funds held outside of the Trust Account. Other than quarterly audit committee review of such reimbursements, Cartesian did not have any additional controls in place for governing reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred on behalf of Cartesian and in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by Cartesian to the Sponsor, executive officers and directors or any of their respective affiliates, prior to completion of the Business Combination.

Post-Business Combination Company Executive Officer and Director Compensation

Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our executive officers who will be named executive officers (“Named Executive Officers”) of the Company following the Business Combination, which consist of our Chief Executive Officer and our two other most highly compensated executive officers. The determination of the two other most highly compensated executive officers is based upon the Company’s expectations of total compensation for each of its executive officers, portions of which have not yet been finally determined. For the fiscal year ended December 31, 2022, our Named Executive Officers are Michael Tiedemann, Christine Zhao, and Kevin Moran.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our Named Executive Officers in fiscal year 2022.

Name and Principal Position	Year	Salary($)		Bonus($)		All Other Compensation ($)		Total($)
Michael Tiedemann, Chief Executive Officer	2022	600,000	(1)	—	(2)	12,500	(3)	612.500
Christine Zhao, Chief Financial Officer	2022	375,000	(4)	—	(2)	—		375,000
Kevin Moran, Chief Operating Officer	2022	375,000	(5)	—	(2)	—		375,000

(1)	Represents base salary paid in respect of TWMH ($350,000) and the TIG Entities ($250,000).
(2)	Amounts related to bonuses have not yet been determined and will be disclosed once available.
(3)	Represents profit share contributions in respect of the TIG entities ($12,500).
(4)	Represents base salary paid in respect of TWMH.
(5)	Represents base salary paid in respect of TWMH.

Post-Business Combination Employment Agreements

Tiedemann Employment Agreement

Effective upon the closing of the Business Combination, the Company, TIG Advisors, LLC (“TIG”), and Mr. Tiedemann entered into an amended and restated executive employment and restrictive covenant agreement (the “Tiedemann Employment Agreement”) pursuant to which Mr. Tiedemann agreed to serve in the capacity of Chief Executive Officer of the Company, TIG Advisors and any of the other Company Entities (as defined in the Tiedemann Employment Agreement) designated by the Company for an initial term of five years from the Closing Date. For his services, Mr. Tiedemann will be (a) paid a base salary of $600,000 per annum, (b) eligible to receive a bonus with respect to each fiscal year during the Employment Term (as defined in the Tiedemann Employment Agreement) under our annual incentive compensation plan, program and/or arrangements applicable to senior-level executives as established and modified from time to time by the human capital and compensation committee; provided, however, that in no event shall the target bonus in any fiscal year (including any partial year in which the Tiedemann Employment Agreement is executed) be less than the 50th percentile of annual bonuses, determined based on the Benchmarking Methodology, and (c) entitled to an equity grant with respect to each fiscal year (including any partial year in which the Tiedemann Employment Agreement becomes effective) under any equity and/or equity-based compensation plan(s) adopted and maintained by the Company or TIG Advisors from time to time (if any) for the benefit of select employees of the Company Entities (which any Equity Awards (as defined in the Tiedemann Employment Agreement) granted to Mr. Tiedemann under the Executive Incentive Plan (as defined in the Tiedemann Employment Agreement), and the terms and conditions thereof, shall be determined by the human capital and compensation committee; provided, however, that in no event shall the terms and conditions thereof be any less favorable to Mr. Tiedemann than any other senior executive participating in an Executive Incentive Plan, and further provided that the value and vesting term for each Equity Award will not be less than the 50th percentile of incentive equity grants, determined based on the Benchmarking Methodology).). The Base Compensation (as defined in the Tiedemann Employment Agreement) will be subject to annual review for increase, but not decrease, by the Board; provided, however, that such review may be delegated to the human capital and compensation committee. The “Benchmarking Methodology” is defined as: the results of a benchmarking study of executives of similar title and role to Executive at comparable public companies, based on a peer group of executives and companies to be agreed upon in advance in writing by the Company and Mr. Tiedemann, with such benchmarking study prepared by an independent third-party consulting firm that selected by the human capital and compensation committee after consultation with Mr. Tiedemann and engaged at our expense. Mr. Tiedemann’s employment and employment term will terminate upon the earliest to occur of the following: (a) the date of Mr. Tiedemann’s death; (b) a termination of Mr. Tiedemann’s employment by TIG Advisors due to Mr. Tiedemann’s Disability (as defined in the Tiedemann Employment Agreement); (c) Mr. Tiedemann’s resignation without Good Reason; (d) a termination of Mr. Tiedemann’s employment by TIG Advisors for Cause; (e) a termination of Mr. Tiedemann’s employment by TIG Advisors without Cause; (f) the resignation of Mr. Tiedemann for Good Reason; or (g) the conclusion of the employment term in the event of non-renewal. Notwithstanding the foregoing, prior to the third anniversary of the Closing Date, TIG Advisors will not be entitled to terminate Mr. Tiedemann’s employment without Cause unless the determination to do so is made by a unanimous vote of the Board (after Mr. Tiedemann has been given the opportunity to make a presentation to the Board in opposition to such determination, if he so desires), excluding Mr. Tiedemann and any members who affirmatively indicate, in writing, that they are abstaining or recusing themselves from voting and provided that following any such abstentions or recusals, a quorum exists as under the applicable corporate documents (such determination, an “Early TWOC”). None of TIG Advisors, Mr. Tiedemann, or any Board member will take any undue action (including but not limited to the use of financial incentives or disincentives) to encourage or induce any Board member to vote, abstain, or recuse themselves from voting on an Early TWOC. (x) “Good Reason” is defined as the occurrence of any of the following events without Mr. Tiedemann’s consent: (a) a material reduction in Mr. Tiedemann’s Base Compensation; (b) a material diminution in Mr. Tiedemann’s duties, authority or responsibilities, or a change in Mr. Tiedemann’s title or reporting line; (c) a relocation of more than 30 miles from Mr. Tiedemann’s primary place of employment in New York, NY; or (d) the material breach of the Tiedemann Employment Agreement by the Company or TIG Advisors and (y) “Cause” is defined as: (a) a conviction of Mr. Tiedemann to a felony or other crime involving moral turpitude; (b) gross negligence or willful misconduct by Mr. Tiedemann resulting in material economic harm to the Company and/or the Company Entities, taken as a whole; (c) a willful and continued failure by Mr. Tiedemann to carry out the reasonable and lawful directions of the Board issued in accordance with the Company’s or TIG Advisors’s Certificate of Formation, Certificate of Incorporation or other governing documents; (d) Mr. Tiedemann engaging in (A) fraud, (B) embezzlement, (C) theft or (D) knowing and material dishonesty resulting in material economic harm to the Company or any of the Company Entities. For the avoidance of doubt, subpart (C) of the preceding sentence is not intended to include any de minimis, incidental conduct by Mr. Tiedemann (e.g., taking office supplies home, etc.) or inadvertent actions such as accidental personal use of a Company credit card or accidental errors in mileage reimbursement or other accidental or inadvertent actions that are not materially injurious to the Company or any of the Company Entities; (e) a willful or material violation by Mr. Tiedemann of a material policy or procedure of the Company or any of the Company Entities; or (f) a willful material breach by Mr. Tiedemann of the Tiedemann Employment Agreement.

If Mr. Tiedemann’s employment ends for any reason, Mr. Tiedemann will be entitled to the following: (a) any earned but unpaid Base Compensation through the Termination Date; (b) reimbursement for any unreimbursed business expenses incurred through the Termination Date; (c) any accrued but unused PTO (as defined in the Tiedemann Employment Agreement) in accordance with Cartesian policy; and (d) any other accrued and vested payments (measured as of the Termination Date), benefits or fringe benefits to which Mr. Tiedemann may be entitled under the terms of any applicable compensation arrangement, benefit or fringe benefit plan or program, including, without limitation, any earned yet unpaid bonuses or other incentive compensation relating to completed fiscal years prior to the Termination Date (collectively, the “Accrued Amounts”).

If Mr. Tiedemann’s employment is terminated by the Company without Cause or by Mr. Tiedemann with Good Reason, in addition to the Accrued Amounts, Tiedemann will be entitled to the following continued compensation (the “Continued Compensation”): (a) continuation of Mr. Tiedemann’s then Base Compensation for the longer period of (i) the remaining duration of the Initial Term as of the Termination Date or (ii) 12 months (such longer period, the “Severance Period”), payable as and when those amounts would have been payable had the Employment Term not ended; (b) for each fiscal year (including any partial fiscal years) during the Severance Period, an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over the Severance Period; (c) immediate vesting of all Equity Awards previously granted to Tiedemann; and (d) continuation of the health benefits provided to Mr. Tiedemann and his covered dependents, pursuant to COBRA, at our sole cost, for a period of 18 months.

If Mr. Tiedemann’s employment terminates as a result of Mr. Tiedemann’s death or Disability, in addition to the Accrued Amounts, Mr. Tiedemann will be entitled to a (a) continuation of Mr. Tiedemann’s then Base Compensation for 12 months, payable as and when those amounts would have been payable had the Employment Term not ended; (b) an amount equal to the Bonus payable for the fiscal year ending immediately prior to the Termination Date, payable in monthly installments over 12 months; and (c) continuation of the health benefits provided to Mr. Tiedemann and his covered dependents, pursuant to COBRA, at our sole cost, for a period of 12 months.

If Mr. Tiedemann’s employment terminates as a result of a non-renewal, Mr. Tiedemann will only be entitled to payment of the Accrued Amounts. Additionally, if Mr. Tiedemann’s employment terminates as a result of non-renewal by either party, Mr. Tiedemann’s post-employment non-competition and non-solicitation obligations will be immediately null and void.

The Continued Compensation will only be payable if Mr. Tiedemann complies with all terms and conditions of the Tiedemann Employment Agreement and Mr. Tiedemann (or his estate) executes and delivers to us a customary general release of claims in the form attached to the Tiedemann Employment Agreement.

If any dispute arises concerning the Tiedemann Employment Agreement or Mr. Tiedemann’s employment or his termination, the parties will submit the dispute to arbitration at JAMS in New York, NY.

The Tiedemann Employment Agreement also includes certain restrictive covenants for Mr. Tiedemann, including a customary (a) 12-month non-compete (provided that if Mr. Tiedemann’s employment is terminated (i) without Cause prior to the third anniversary of the Closing Date, the non-compete will end six months following the Termination Date or (ii) as a result of non-renewal of the Agreement, there will be no non-compete) (the “Restricted Period”), (b) non-interference and non-solicitation of our employees and clients (and prospective clients) during Mr. Tiedemann’s employment and the Restricted Period, and confidentiality, company work product and intellectual property, cooperation and non-disparagement provisions. In addition, Mr. Tiedemann has agreed that the Company currently owns the rights to, uses, and may at its option continue to use, “Tiedemann” as a trade name and/or as trademark or service mark (or portion thereof) (the “Tiedemann Marks”) and Mr. Tiedemann has agreed not to challenge the validity or enforceability of the Tiedemann Marks and, until such time as we (or, if the Tiedemann Marks are assigned along with substantially all the assets of our business, our successors or assigns) ceases to use the Tiedemann Marks, will not market, promote, distribute, or sell (or authorize others to market, promote, distribute or sell) to any third party, any private wealth or asset management services under the “Tiedemann” name or utilizing trademarks that are the same or similar to the Tiedemann Marks. Subject to the foregoing, nothing contained in the Tiedemann Employment Agreement will prohibit, limit or otherwise impair Tiedemann in using the “Tiedemann” name with respect to any activities following Tiedemann’s employment with the Company.

This summary and the foregoing description of the Tiedemann Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Tiedemann Employment Agreement, which is attached as Exhibit 10.12 hereto and incorporated herein by reference.

Moran Employment Agreement

Effective upon the closing of the Business Combination, the Company and Tiedemann Advisors, LLC (“TA”) entered into a new employment agreement with Kevin Moran (the “Moran Employment Agreement”), pursuant to which Mr. Moran is employed by TA and serves as the Company’s Chief Operating Officer following the closing of the Business Combination. The Moran Employment Agreement provides that his initial annual base salary will be $375,000, and is subject to annual review by the human capital and compensation committee and may be increased but not decreased (other than as a result of an across the board reduction among the management team). In addition, the Moran Employment Agreement provides that, during each fiscal year during his employment under the Moran Employment Agreement, Mr. Moran is eligible to receive a bonus, provided that the target annual bonus in any fiscal year shall not be less than the 50th percentile of annual bonuses based upon a benchmarking study of executives of similar title role to Mr. Moran at comparable public companies. Mr. Moran is also eligible to participate in any equity or equity-based compensation maintained by the Company from time to time, and he is also eligible to participate in employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Moran’s employment by the Company without “cause” (as defined in the Moran Employment Agreement) or by his resignation for “good reason” (as defined in the Moran Employment Agreement), subject to Mr. Moran’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates, Mr. Moran will be entitled to receive (i) base salary continuation for 12 months following his termination date (ignoring any reduction that constitutes good reason), (ii) any unpaid bonus with respect to the completed year prior to the year in which the termination occurs; (iii) an amount equal to Mr. Moran’s prior year’s bonus and (iv) subject to Mr. Moran’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earlier of (A) twelve months following termination; and (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan.

In the event of a termination of Mr. Moran’s employment due to his death or disability, Mr. Moran will be entitled to (i) a lump sum payment equal to the sum of twelve months of Mr. Moran’s base salary and the prior year’s bonus (prorated for the portion of the year worked) plus (ii) continuation of the health benefits provided to Mr. Moran and his covered dependents at the Company’s sole premium cost for a period of 12 months.

This summary and the foregoing description of the Moran Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Moran Employment Agreement, which is attached as Exhibit 10.13 hereto and incorporated herein by reference.

Director Compensation

None of Cartesian’s executive officers or directors have received any cash compensation for services rendered to Cartesian.

Following the Business Combination, the Board approved the compensation for our non-employee directors for the fiscal year ending December 31, 2023, pursuant to which our non-employee directors will receive the following:

•	Annual cash retainer of $100,000 for service on the Board;

•

Additional annual cash retainers of $20,000 for service as the chair of the audit committee, $10,000 for service as the chair of the human capital and compensation committee and $10,000 for service as the chair of the environmental, social, governance and nominating committee;

•

Additional annual cash retainers of $10,000 for service as a member of the audit committee, $5,000 for service as a member of the human capital and compensation committee, and $5,000 for service as a member of the environmental, social, governance and nominating committee; and

•	Annual equity grant of stock options under the 2023 Plan with a value of approximately $110,000.

Director Independence

Reference is made to the disclosure regarding the independence of the directors of the Company in the section of the Proxy Statement/Prospectus entitled “Management of the Company Following the Business Combination—Independence of the Board of Directors” on page 419, which is incorporated herein by reference.

Committees of the Board of Directors

Audit, Finance and Risk Committee

The audit, finance and risk committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The audit, finance and risk committee’s duties include, but are not limited to:

•

maintain open communications with the independent accountants, internal auditors or other personnel responsible for the internal audit function (if applicable), outside valuation experts, executive management, and the Board;

•

obtain and review a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•

meet separately, from time to time, with management, internal auditors or other personnel responsible for the internal audit function (if applicable), and the independent accountants to discuss matters warranting attention by the audit, finance and risk committee;

•	regularly report committee actions to the Board and make recommendations as the audit, finance and risk committee deems appropriate;

•	review our enterprise risk management framework and major risk exposures;

•	review the financial results presented in all reports filed with the SEC;

•

review reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on our financial statements or its internal controls and procedures;

•

discuss the Company’s disclosure, oversight of and conformity with our Code of Business Conduct and Code of Ethics, and matters that may have a material effect on our financial statements, operations, compliance policies, and programs;

•	review and reassess the adequacy of the audit, finance and risk committee’s charter at least annually and recommend any changes to the full Board; and

•	take other actions required of the audit, finance and risk committee by law, applicable regulations, or as requested by the Board.

Our audit, finance and risk committee consists of Tim Keaney, Judy Lee, Hazel McNeilage and Peter Yu, with Tim Keaney serving as the chair of the committee. Under the rules of the SEC, members of the audit, finance and risk committee must also meet heightened independence standards. Our Board has determined that all of the members of the audit, finance and risk committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that Tim Keaney qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Human Capital and Compensation Committee

The human capital and compensation committee’s main function is to oversee the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers and other senior management, as appropriate. The human capital and compensation committee’s duties include, but are not limited to:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Our human capital and compensation committee consists of Hazel McNeilage, Judy Lee, Tracey Brophy Warson and Kevin Kabat, with Hazel McNeilage serving as the chair of the committee. Our Board has determined that all of the members of the human capital and compensation committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to human capital and compensation committee membership.

Environmental, Social, Governance and Nominating Committee

The environmental, social, governance and nominating committee’s main function is to oversee our corporate governance policies and the composition of our Board and committees. The environmental, social, governance and nominating committee’s duties include, but are not limited to:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•	developing and recommending to the Board and overseeing implementation of our corporate governance guidelines;

•

developing, reviewing and overseeing our environmental, social and governance strategy, initiatives, and policies, including matters related to environmental, health and safety and corporate responsibility;

•	reviewing and overseeing our diversity, equity and inclusion strategy, initiatives and policies;

•	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in our governance; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

Our environmental, social, governance and nominating committee consists of Tracey Brophy Warson, Tim Keaney, Peter Yu and Kevin Kabat, with Tracey Brophy Warson serving as chair. Our Board has determined that all of the members of the environmental, social, governance and nominating committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to the environmental, social, governance and nominating committee membership.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 426, which is incorporated herein by reference.

At the Closing, Sponsor participated in the PIPE Investment and subscribed for 2,551 shares at a purchase price of $9.80 per share. As a PIPE Investor, Sponsor received an additional 310 PIPE Bonus Shares in connection with its investment.

Legal Proceedings

Reference is made to the disclosures contained in the Proxy Statement/Prospectus in the sections entitled “Information About Cartesian—Legal Proceedings,” “Historical Business of TWMH—Legal Proceedings,” “Historical Business of the TIG Entities—Legal Proceedings,” and “Historical Business of Alvarium—Legal Proceedings,” on pages 281, 321, 328, and 339, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Common Stock and Warrants began trading on the Nasdaq Capital Market under the symbols “ALTI” and “ALTIW,” respectively, on January 4, 2023, in lieu of the Class A Ordinary Shares and public warrants of Cartesian. The Company has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of the Company to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information regarding Cartesian’s ordinary shares and related stockholder matters are described in the Proxy Statement/Prospectus in the section entitled “Ticker Symbols and Dividend Information” on page 69, which is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 hereof concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 435, which is incorporated herein by reference.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service as an officer, director, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination—Limitation on Liability and Indemnification Matters” on page 439, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 hereof concerning the financial statements of the Company.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 hereof is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 hereof is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth below under Item 1.01 hereof concerning the credit facility, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in “Introductory Note—PIPE Investment” above is incorporated into this Item 3.02 by reference. The Company issued the foregoing shares of Common Stock in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

On December 30, 2023 (the business day before the Closing Date), the Company filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 2 - Domestication Proposal” and “Proposal No. 3 - The Organizational Documents Proposal” beginning on pages 210 and 215, respectively, which are incorporated herein by reference.

Additionally, the disclosure set forth in “Introductory Note—Domestication and Business Combination” above and in Item 5.03 hereto is incorporated herein by reference. A copy of the Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On January 3, 2023, the audit committee of the Board dismissed Marcum LLP (“Marcum”), Cartesian’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.

The report of Marcum on the financial statements of Cartesian as of December 31, 2020 and December 31, 2021, and for the period from December 18, 2020 (inception) through December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about Cartesian’s ability to continue as a going concern.

During the period from December 18, 2020 (inception) through December 31, 2021 and the subsequent interim period through January 3, 2023, there were no disagreements between Cartesian and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Cartesian’s financial statements for such period.

During the period from December 18, 2020 (inception) through December 31, 2021 and the subsequent interim period through January 3, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that for the quarter ended September 30, 2021, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer of Cartesian concluded that its disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that Cartesian had a material weakness as of March 31, 2021, June 30, 3021, September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 relating to its internal controls over financial reporting.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated January 3, 2023, is attached hereto as Exhibit 16.1.

(b) Disclosures regarding the new independent auditor.

On January 3, 2023, the audit committee of the Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ended December 31, 2022. KPMG served as the independent registered public accounting firm of TWMH, the predecessor entity to the Business Combination. During the years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through January 3, 2023, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a “reportable event.”

Item 5.01 Changes in Control of Registrant.

The disclosures set forth under the Introductory Note and in Item 2.01 hereof are incorporated herein by reference.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Summary of the Proxy Statement/Prospectus—Ownership Structure” beginning on page 48, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each executive officer of Cartesian ceased serving in such capacities, and Gregory Armstrong, Elias Diaz Sese, Bertrand Grabowski, and Daniel Karp ceased serving on the Company’s board of directors.

Effective as of the consummation of the Business Combination, Ali Bouzarif, Nancy Curtin, Kevin T. Kabat, Timothy Keaney, Judy Lee, Spiros Maliagros, Hazel McNeilage, Craig Smith, Michael Tiedemann and Tracey Brophy Warson were appointed as directors of the Company, to serve until the end of their respective terms and until their successors are elected and qualified.

Effective as of the consummation of the Business Combination, Michael Tiedemann was appointed as the Company’s Chief Executive Officer, Christine Zhao was appointed as the Company’s Chief Financial Officer, Kevin Moran was appointed as Chief Operating Officer, Alison Trauttmansdorff was appointed as the Company’s Chief Human Resources Officer, Laurie Birrittella (Jelenek) was appointed as the Company’s Chief People Officer and Jed Emerson was appointed as the Company’s Chief Impact Officer.

The directors and executive officers of the Company after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “Management of the Company Following the Business Combination—Board of Directors” and “Management of the Company Following the Business Combination—Executive Officers” beginning on pages 414 and 417, respectively, which are incorporated herein by reference.

The disclosure set forth in “Committees of the Board of Directors” above is incorporated into this Item 5.02 by reference.

Compensatory Arrangements for Directors

Non-Employee Director Compensation

The disclosure set forth in “Director Compensation” above is incorporated into this Item 5.02 by reference.

2023 Plans

In connection with the consummation of the Business Combination, and as further described in the Proxy Statement/Prospectus in the sections titled “Proposal No. 6 - The Equity Incentive Plan Proposal” and “Proposal No. 7 - The Employee Stock Purchase Plan Proposal” beginning on pages 227 and 233, respectively, the Company adopted the Alvarium Tiedemann Holdings, Inc. 2023 Stock Incentive Plan (the “Equity Incentive Plan”), under which the Company may make equity and other equity or cash-based incentive awards to officers, employees, directors and consultants of the Company and its subsidiaries, and the Alvarium Tiedemann Holdings, Inc. 2023 Employee Stock Purchase Plan (the “ESPP”) to provide employees of the Company and its subsidiaries with an opportunity to acquire shares of Class A Common Stock and enable the Company to attract, retain and motivate valued employees.

The Equity Incentive Plan became effective upon the consummation of the Business Combination. Subject to adjustment as set forth in the Equity Incentive Plan, there are 11,788,132 shares of Class A Common Stock available for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The maximum aggregate number of shares of Class A Common Stock that may be issued upon exercise of incentive stock options under the Equity Incentive Plan will not exceed the Initial Limit.

The ESPP became effective upon the consummation of the Business Combination. Subject to adjustment as set forth in the ESPP, there are 1,813,559 shares of Class A Common Stock available for issuance under the ESPP. The ESPP provides that the number of shares of Common Stock that are reserved and available for issuance under the ESPP will automatically increase on January 1st of each year, beginning on January 1, 2023 and ending on and including January 1, 2032, by the least of 725,120 shares of Class A Common Stock, 0.5% of the outstanding number of shares of Class A Common Stock and Class B Common Stock on the immediately preceding December 31, and such lesser amount as determined by the Board.

The foregoing description of the Equity Incentive Plan and the ESPP contained in this Item 5.02 does not purport to be complete and is subject to and qualified in its entirety by reference to the Equity Incentive Plan and the ESPP, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the consummation of the Business Combination, the Company filed a Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the Bylaws that took effect upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware are described in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 2 - Domestication Proposal” and “Proposal No. 3 - The Organizational Documents Proposal” beginning on pages 210 and 215, respectively, which information is incorporated by reference herein.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the consummation of the Business Combination, the Company adopted a new code of business conduct and ethics (the “Code of Ethics”) that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. A copy of the Code of Ethics is available at the Company’s website at ir.alti-global.com.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Management of the Company Following the Business Combination—Code of Ethics” on page 421, which is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus, and specifically in the sections entitled “Proposal No. 1 - The Business Combination Proposal” and “Proposal No. 2 - Domestication Proposal” beginning on pages 139 and 215, respectively, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note—Domestication and Business Combination” and under Item 2.01 hereof is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.12 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.12, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.12.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of TWMH for the years ended December 31, 2021, 2020 and 2019 are set forth in Exhibit 99.4 hereto and are incorporated by reference. The unaudited condensed consolidated financial statements of TWMH for the nine-month periods ended September 30, 2022 and 2021 are set forth in Exhibit 99.5 hereto and incorporated herein by reference.

The combined and consolidated financial statements of the TIG Entities for the years ended December 31, 2021, 2020 and 2019 are set forth in Exhibit 99.6 hereto and are incorporated by reference. The unaudited combined and consolidated financial statements of TIG Entities for the periods ended September 30, 2022 and 2021 are set forth in Exhibit 99.7 hereto and incorporated herein by reference.

The combined and consolidated financial statements of Alvarium for the years ended December 31, 2021, 2020 and 2019 are set forth in Exhibit 99.8 hereto and are incorporated by reference. The unaudited consolidated financial statements of Alvarium for the periods ended September 30, 2022 and 2021 are set forth in Exhibit 99.9 hereto and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine month period ended September 30, 2022 and for the year ended December 31, 2021 are set forth in Exhibit 99.10 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1†	Amended and Restated Business Combination Agreement, dated October 25, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 26, 2022).

3.1*	Certificate of Incorporation of the Company.

3.2*	Bylaws of the Company.

4.1*	Amended and Restated Warrant Agreement, dated January 3, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

10.1#*	Form of Indemnification Agreement for Executive Officers.

10.2#*	Form of Indemnification Agreement for Directors.

10.3#*	2023 Stock Incentive Plan.

10.4#*	2023 Employee Stock Purchase Plan.

10.5	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed September 23, 2021).

10.5.1	Form of Amendment to Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 26, 2022).

10.6*	Registration Rights and Lock-Up Agreement, dated as of January 3, 2023.

10.7#	Form of Option Agreement (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed September 23, 2021).

10.7.1	Form of Amendment to Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed October 26, 2022).

10.8	Form of Shareholder IRA (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed September 23, 2021).

10.9	Form of Voting IRA (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-4 filed February 11, 2022).

10.10*	Tax Receivable Agreement, dated as of January 3, 2023, between the Company and the TWMH Members, the TIG GP Members and the TIG MGMT Members.

10.11*	Credit Agreement, dated as of January 3, 2023, between the Company, BMO Harris Bank N.A., the guarantors from time to time party thereto and the lenders from time to time party thereto.

10.12#*	Executive Employment and Restrictive Covenant Agreement, dated as of January 3, 2023, among the Company, TIG Advisors, LLC and Kevin Moran.

10.13#*	Amended and Restated Executive Employment Agreement and Restrictive Covenant, dated as of January 3, 2023 among the Company, TIG Advisors, LLC and Michael Tiedemann.

16.1*	Letter from Marcum LLP to the Securities and Exchange Commission.

21.1*	List of Subsidiaries.

99.1*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for TWMH for the years ended December 31, 2021, 2020 and 2019 and for the three and nine months ended September 30, 2022.

99.2*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the TIG Entities for the years ended December 31, 2021, 2020 and 2019 and for the three and nine months ended September 30, 2022.

99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Alvarium for the years ended December 31, 2021, 2020 and 2019 and for the three and nine months ended September 30, 2022.

99.4*	Consolidated financial statements of TWMH for the years ended December 31, 2021, 2020 and 2019.

99.5*	Unaudited condensed financial statements of TWMH for the nine months ended September 30, 2022 and 2021.

99.6*	Combined and consolidated financial statements of the TIG Entities for the years ended December 31, 2021, 2020 and 2019.

99.7*	Unaudited combined and consolidated financial statements of the TIG Entities for the nine months ended September 30, 2022 and 2021.

99.8*	Consolidated financial statements of Alvarium for the years ended December 31, 2021, 2020 and 2019.

99.9*	Unaudited condensed financial statements of Alvarium for the nine months ended September 30, 2022 and 2021.

99.10*	Unaudited pro forma condensed consolidated combined financial information for the nine months ended September 30, 2022, and for the year ended December 31, 2021.

99.11*	Historical and combined non-GAAP measures of TWMH, the TIG Entities and Alvarium.

99.12*	Press release, dated January 3, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†

Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALVARIUM TIEDEMANN HOLDINGS, INC.

Date: January 9, 2023	By:	/s/ Michael Tiedemann
	Name:	Michael Tiedemann
	Title:	Chief Executive Officer